UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 18, 2019
CONSTRUCTION PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2 Dothan, Alabama 36303 (Address of principal executive offices, including zip code)

(334) 673-9763 (Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).        Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☒

Item 8.01.     Other Events.

On April 18, 2019, Construction Partners, Inc. (the "Company") received a written notice that SunTx CPI Expansion Fund, L.P., SunTx Fulcrum Fund Prime, L.P. and SunTx Fulcrum Dutch Investors Prime, L.P. have elected to convert a total of 19,225,000 shares of the Company's Class B common stock, par value $0.001 per share ("Class B shares"), that they collectively hold into shares of the Company's Class A common stock, par value $0.001 per share ("Class A shares"). In accordance with the Company's Amended and Restated Certificate of Incorporation, such Class B shares are converted to Class A shares on a one-for-one basis and, following the conversion, entitle the holders thereof to one vote per share on all matters subject to a vote by the Company's stockholders.

Following the conversion, there are 31,175,000 Class A shares and 20,239,619 Class B shares outstanding. The total outstanding voting power of the Company is reduced from 406,596,190 votes to 233,571,190 votes, with shares held by unrestricted stockholders representing greater than 5% of the Company's outstanding voting power.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: April 18, 2019	By:	/s/ R. Alan Palmer
R. Alan Palmer
Executive Vice President and Chief Financial Officer